Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119008 on Form S-8 of our report dated March 29, 2005 appearing in this Annual Report on Form 10-K of Rotech Healthcare Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Orlando, Florida

March 29, 2005